UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2018

AllyMe Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-209478	n/a
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

13-4832 Lazelle Ave

Terrace BC V8C 1T4 Canada.

(Address of principal executive offices) (zip code)

(778) 888-2886

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

As reported on our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 17, 2018, on September 13, 2018, the Company purchased 1,040,000 shares of common stock of AllyMe Groups, Inc., a Cayman Islands corporation (“AllyMe”) for a total consideration of $1,040.00. These shares comprise approximately 51% of the presently issued and outstanding shares of common stock of AllyMe. AllyMe was formed on February 8, 2018 and presently has only nominal operations and is in the development stage. Zilin Wang was the principal shareholder of AllyMe and is also the principal shareholder of the Company. As a result of the transaction, AllyMe became a consolidated subsidiary of the Company.

The purpose of this amended filing is to enclose the audited financial statements of AllyMe as of December 31, 2018 and for the period from inception (February 8, 2018) through December 31, 2018, and pro forma financial statements, as required.

Exhibits

99.1	Audited financial statements of AllyMe Groups, Inc. (Cayman) as of August 31, 2018

99.2	Unaudited pro forma condensed combined financial statements of AllyMe Groups Inc. (Cayman) for the period from February 8 (inception) to August 31, 2018 and AllyMe Group Inc. for the six months ended June 30, 2018

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AllyMe Group Inc., Inc.
a Nevada corporation

Date: April 8, 2019	By:	/s/ Zilin Wang
Zilin Wang
Chief Executive Officer (Principal Executive Officer)

3